--------------------------------------------------------------------------------

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

|X|  Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_|  Definitive Information Statement

                              Bluestar Health, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|_|  No fee required

|X|  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     1) Title of each class of securities to which transaction applies: Series A Convertible Preferred Stock and Series B Convertible Preferred Stock

     2) Aggregate number of securities to which transaction applies: 20,000 shares

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): One third of $0.01 par value per share.

     4) Proposed maximum aggregate value of transaction: $200.00 par value of securities

     5)   Total fee paid: $67.00

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party: Bluestar Health, Inc.

     4)   Date Filed: [October 30, 2007]

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================================================================================

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


                              Bluestar Health, Inc.
                             19881 Southwest Freeway
                              Sugar Land, TX, 77479

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 4, 2007

TO OUR SHAREHOLDERS:

     You are cordially invited to attend a Special Meeting of the Shareholders of Bluestar Health, Inc. (the "Company") to be held on December 4, 2007 at 10:00 AM, Central Standard Time, at 9801 Westheimer, Suite 302, Houston, Texas, to consider and act upon the following proposals, as described in the accompanying Information Statement:

     1. Approve the Articles of Amendment to the Articles of Incorporation of the Company ("Amended Articles") which make the following changes:

          a) increase the authorized common stock from 40,000,000 shares, par value $0.001, to 200,000,000 shares, par value $0.001;

          b) increase the authorized Preferred stock from 10,000,000 shares, par value $0.01, to 20,000,000 shares, par value $0.01;

          c)   change the Company's name to Zeon Global Energy, Inc.;

          d) revise the Company's purpose to adopt a more general purpose clause; and

          e) authorize shareholder action without a meeting by a majority written consent;

     The vote required to approve the above Proposals is the affirmative vote of the holders of a majority of the Company's voting stock. Each holder of common stock is entitled to one vote for each share held. Because a majority of the Company's voting stock is controlled by six shareholders who have entered into a Voting Agreement under which they have agreed to vote for the Proposals, the Proposals are expected to be approved without the necessity of proxies.

     The record date for purposes of determining the number of outstanding shares of voting stock of the Company, and for determining stockholders entitled to vote, is the close of business on November 7, 2007 (the "Record Date"). The Board of Directors of the Company adopted the resolution approving and recommending each of the Proposals on October, 25 2007. As of the Record Date, the Company had outstanding 22,603,444 shares of common stock and 20,000, shares of preferred stock were issued or outstanding, 10,000 shares of Series A Preferred and 10,000 Series B Preferred. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401, telephone number (303) 262-0600.

     Sections 7-110-103 and 7-107-206 of the Colorado Business Corporation Act (the "Colorado Law") provides that an amendment to the Company's Articles of Incorporation shall be recommended by the Board of Directors of the Company to its shareholders, and that approval of a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend the Articles of Incorporation.

     Pursuant to Sections 7-110-103 and 7-107-105 of the Colorado Law, the Company is required to provide notice to each shareholder entitled to vote on the amendment of the shareholders' meeting at which the amendment will be voted upon. This Information Statement is intended to provide such notice. No dissenters' or appraisal rights under the Colorado Law are afforded to the Company's stockholders as a result of the approval of the Proposals.

     The foregoing items of business are more fully described in the Information Statement accompanying this Notice. The Board of Directors has fixed the close of business on November 7, 2007, as the record date for Shareholders entitled to notice of and to vote at this meeting and any adjournments thereof.

Please read this information statement carefully and in its entirety, as it contains important information.


                                            By Order of the Board of Directors

                                            Richard M. Greenwood
                                            -----------------------------------
                                            Chairman
November ___, 2007
Sugar Land, Texas

                                TABLE OF CONTENTS
                                                                   NOT COMPLETED

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS                                    i

Table of Contents                                                            ii

BLUESTAR HEALTH, INC. INFORMATION STATEMENT

Introduction

Questions and Answers

Summary Term Sheet for the Agreement

Pro Forma Financial Data

Risk Factors

Forward Looking Statements

Approval of the Securities Exchange Agreement and Plan of Exchange




Further Information Regarding the Approval of the Agreement

                   Bluestar Health, Inc.

                   Zeon Fuel, Inc.

Increase of the Number of Authorized Shares



Exhibit 1 - Amended and Restated Agreement and Plan of Reorganization

Exhibit 2 -Amendment To The Articles of Incorporation

Exhibit 3 - Form 10-KSB for the fiscal year ended September 30, 2006

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY
________________________________________________________________________________

                                  INTRODUCTION

     Unless we indicate otherwise or unless the context requires otherwise, all references in this information statement to "we," "us," "our," the "Corporation" or "Company" are to Bluestar Health, Inc., all references to "Zeon" are to Zeon Fuel, Inc., all references to "Zeon Acquisition" are to Zeon Global Energy, Inc., all references to "Agreement: are to the Amended and Restated Agreement and Plan of Reorganization dated as of October 30, 2007 by and between the Corporation, Zeon and Zeon Acquisition. All references to the "Acquisition" are to the Company's acquisition of Zeon under the terms of the Agreement.

                                  INTRODUCTION

     This information statement is being mailed on or about November __, 2007 to all stockholders of record of the Corporation as of the close of business on November 7, 2007, in connection with the approval of the Agreement and the amendment to our articles of incorporation. The Agreement is attached to this information statement as Exhibit 1.

     On February 26, 2007, the Corporation's board of directors passed resolutions to approve a Stock Purchase and Recapitalization Agreement for the Corporation's purchase of all the outstanding stock of Zeon in exchange for 10,000 shares of Series A convertible preferred stock and 10,000 shares of Series B convertible preferred stock, the equivalent of approximately 90,400,000 shares of the Corporation's common stock after its conversion. The Corporation and Zeon subsequently concluded that it would be in the best interests of both the Corporation and Zeon and their shareholders if the form of the acquisition transaction was changed. On October 30, 2007 the boards of directors of both the Corporation and Zeon approved the Agreement. In addition, the board of directors of the Corporation has approved resolutions seeking shareholder approval to amend our articles of incorporation to increase the number of authorized common shares from 40,000,000, to 200,000,000, and the authorized preferred shares from 10,000,000 to 20,000,000.

     The Agreement has been approved by the boards of directors of the Corporation, Zeon and Zeon Acquisition and the transaction in which Zeon was acquired as a wholly owned subsidiary of the Corporation has been consummated. This transaction requires that the amendment to our articles of incorporation be approved by the written consent of the holders of a majority of the issued and outstanding shares of the Corporation's voting stock, in accordance with the provisions of applicable Colorado law. We anticipate that approval will occur at the scheduled December 4, 2007 special shareholders meeting as six of our shareholders holding approximately 78% of the voting stock have signed a voting agreement under which they have agreed to approve the amendment.

     The record date for purposes of determining the stockholders entitled to vote and to whom this information statement is to be sent is November 7, 2007. As of the record date, we had 22,603,444 shares of voting common stock, 10,000 shares of Series A and 10,000 shares of Series B convertible preferred stock issued and outstanding that was entitled to vote on approving the amendment to our articles of incorporation.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     The information provided in question-and-answer format below is for your convenience and is merely a summary of certain information contained in this information statement. You should carefully read this entire information statement, including each of the annexes attached to this information statement.

Q:   When and where is the special meeting?

A: The special meeting of stockholders of Bluestar will be held on December 4, 2007, at 10:00 am local time, at 9801 Westheimer, Suite 302, Houston, Texas 77042. See "The Special Meeting."

Q:   What matters will be voted on at the special meeting?

A: The special meeting is being held for the purpose of considering and voting to approve amendments to Bluestar's Articles of Incorporation which increase the authorized number of common shares to 200,000,000 to facilitate issuance of the common stock required in the Acquisition. In addition, three other changes to the Articles of Incorporation are presented for approval: 1) increasing the number of shares of authorized preferred stock from 10,000,000 to 20,000,000; 2) changing the Company's name to Zeon Global Energy, Inc.; 3) adopting a more general purpose clause; and 4) permitting a majority of shareholders to take action by written consent. See "The Amendment"; "Increase in the Authorized Common Stock"; "Increase in the Authorized Preferred Stock"; "Name Change to Zeon Global Energy, Inc." and "Authorizing Shareholder Action Without a Meeting by Majority Written Consent."

Q: What is the recommendation of Bluestar's board of directors regarding amending the Articles of Incorporation?

A: The board of directors of Bluestar has specifically considered and recommends approval of all proposed amendments to the Articles of Incorporation. The board of directors has already approved the acquisition of Zeon, and (1) determined that the Acquisition and the Acquisition Agreement are advisable, fair to, and in the best interest of, Bluestar,
     (2) approved the amendments to the Articles of Incorporation, declared their advisability, and (3) recommended that stockholders approve and adopt the Amended and Restated Articles of Incorporation. See "Approval of The Amended and Restated Agreement and Plan of Reorganization"; "The Reasons for Engaging in the Transaction"; and "Reports, Opinions, Appraisals."

Q:   Who is entitled to vote at the special meeting?

A: Holders of record of the Company's voting stock as of the close of business on November 7, 2007, the record date for the special meeting, are entitled to vote at the special meeting. As of the record date, there were approximately 22,603,444 shares of the Company's common stock, 10,000 shares of Series A preferred and 10,000 shares of Series B preferred outstanding. Approximately 1,400 holders of record held such shares. Every holder of the Company's voting stock is entitled one vote for each share the stockholder held as of the record date and each holder of Series A preferred is entitled to four thousand four hundred votes per share and each holder of Series B preferred is entitled to four thousand six hundred and forty-one and thirty-eight hundredths vote per share. See "The Special Meeting"; "Voting Procedures"; and "Vote Required For Approval of The Transaction."

Q: What vote is required for Bluestar's stockholders to approve the amendments to the Articles of Incorporation?

A: An affirmative vote of the holders of a majority of all outstanding shares of the Company's voting stock entitled to vote on the matter is required to approve the amendments to the Articles of Incorporation. However, six shareholders control a majority of the voting shares of Bluestar and have entered into a Voting Agreement which obligates them to vote their shares to approve the amendments to the Articles of Incorporation, and accordingly approval is assured without the affirmative vote of any other stockholder. See "Vote Required For Approval of The Transaction."

Q: If the amendments to the Articles of Incorporation are approved and the Zeon transaction completed by the conversion of preferred shares to common shares, what will I be entitled to receive for my shares of Company common stock and when will I receive it?

A: Upon approval of the amendments to the Articles of Incorporation and conversion of former Zeon shareholders preferred stock into common stock you will continue to hold the same number of shares of common stock of Bluestar which you previously held. The only changes in your rights as a shareholder are those related to the adoption of Amended and Restated Articles of Incorporation. See "Increase in the Authorized Common Stock"; and "Increase in the Authorized Preferred Stock."

Q:   Am I entitled to appraisal rights?

A: No. Under Colorado law, you are not entitled to appraisal rights. See " No Dissenters Rights."

Q:   What do I need to do now?

A: Since approval of the amendments to the Articles of Incorporation by the stockholders is assured, and we have not requested your proxy vote, we have not included a proxy card or other materials to allow you to vote by mail or internet. You are not required to take any action at this time.
                  ----------------------------------------------------

Q:   How do I vote?

A: You may vote if you are a holder of record of your shares and you attend the special meeting and vote in person. See "The Special Meeting."

Q:   When is the Acquisition expected to be completed?

A: Bluestar acquired Zeon on [_____________, 2007] and Zeon is now a wholly owned subsidiary of Bluestar. The conversion of the Series A convertible preferred shares issued to the selling shareholders of Zeon will occur after approval of the Amended and Restated Articles of Incorporation, the conversion of the Series B convertible preferred shares will occur on or after the first anniversary of the acquisition of Zeon. See "Approval of the Amended and Restated Agreement and Plan of Reorganization"; "Closing of the Transaction"; and "Conditions Subsequent to the Transaction."

Q:   Did the acquisition of Zeon constitute a change in control of Bluestar?

A: Yes. Bluestar issued 20,000 shares of convertible preferred stock in exchange for all of the issued and outstanding stock of Zeon. This stock has voting rights equal to 90,413,776 shares of the Company's common stock, or approximately 80% of the total issued and outstanding stock of Bluestar of all classes when it was issued. When the preferred stock is exchanged for Bluestar common stock it will convert into 90,413,776 shares of common stock of Bluestar. In addition, Zeon was permitted under the Agreement to nominate three directors to the five person board of directors of the Corporation and these directors constitute a majority of the board.

Q:   What effects will the Acquisition have on Bluestar?

A: When the Acquisition closed on [_______________, 2007] Bluestar owned an operating business, the business conducted by Zeon which became a wholly owned subsidiary of Bluestar. As a Bluestar shareholder you have an ownership interest in that operating business and the value of your common stock will depend on the performance of the Company's operations as well as other factors. See "Risk Factors--Risks Relating to the Acquisition of Zeon"; and Risks Relating to the Corporation after the Acquisition"; and "Risks Related to Our New Business."

Q:   How can I obtain additional information about Zeon?

A: Zeon is a recently formed privately held corporation and information is only publicly available about their operations through our recent filing of a Report on Form 8-K with the Securities and Exchange Commission and will be available in future periodic filings and other shareholder communications.

Q. Why does the Corporation intend to increase its authorized common stock to 200,000,000 and preferred stock to 20,000,000 shares?

A. The Corporation intends to increase the number of authorized common and preferred shares to ensure that we have sufficient stock to facilitate the conversion of preferred shares issued in the Zeon acquisition and for future equity financings, enable business acquisitions, and solidify new business relationships, or for other corporate purposes.

Q. When do you expect the amended and restated articles of incorporation to become effective?

A. The Corporation expects to file the amendment to our articles of incorporation with the Colorado Secretary of State within ten (10) days following the special meeting of stockholders.

Q.   Why am I not being asked for a proxy?

A. The persons who controls voting rights to a majority of the issued and outstanding shares of voting common and preferred stock have already agreed to approve the Amended Articles at the shareholders meeting. Such approval, together with the approval of our board of directors, is sufficient under Colorado law, and no further approval by our stockholders is required.

Q.   What do I need to do now?

A. Nothing. This information statement is purely for your information and does not require or request you to do anything.

Q:   Does Colorado have dissenters' rights of appraisal?

A. Stockholders of Colorado domestic corporations that are owners of an acquiring corporation do not have dissenters' rights of appraisal under Colorado law. See " No Dissenters Rights."

Q:   How can I obtain a copy of the Corporation's 10-QSB or 10-KSB?

A. A copy of the Corporation's most recent fiscal year end report on Form 10-QSB for the quarter ended June 30, 2007, or Form 10-KSB, for the year ended September 30, 2006, may be obtained at no charge by sending a written request to the Corporation's corporate address. The reports on Form 10-QSB or Form 10-KSB are also available on the Commission's website at www.sec.gov. A copy of the Corporation's Report on Form 10-KSB for the year ended September 30, 2006 is attached to this information statement as
     Exhibit 2.

Q:   Who can help answer my questions?

A: If you have additional questions about the Acquisition after reading this Information Statement, please contact Bluestar in writing at our principal executive offices at 19901 Southwest Freeway, Sugar Land, TX, 77479]
     Attention: Richard M. Greenwood, Chairman, or by telephone at (281)
     207-5487.

                              THE ZEON ACQUISITION

General

     On February 26, 2007 the Board of Directors approved the acquisition of all of the issued and outstanding commons stock of Zeon Fuel, Inc. a Texas corporation ("Zeon") and the merger of Zeon into Bluestar. On October 30, 2007, the Board of Directors approved, an Amended and Restated Agreement and Plan of

Reorganization dated as of October 30, 2007 (the "Acquisition Agreement" or "Agreement"), a copy of which is attached hereto as Exhibit 1, which made several changes to the transaction, including the closing of the Acquisition before the special shareholder meeting and holding Zeon as a separate wholly owned subsidiary instead of merging Zeon into Bluestar.

Common Stock Acquisition

On October 30, 2007, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests to acquire Zeon in exchange for 20,000 shares of convertible preferred stock of the Company, convertible into 90,413,776 common shares representing approximately 80% of the issued and outstanding shares of common stock after the transaction.

The Board of Directors believes that it is advisable and in the Company's best interests to approve the Acquisition to promote the interests of the Company's stockholders by providing them with an opportunity to participate in ownership of an operating business.
                               SUMMARY TERM SHEET

The acquisition of Zeon resulted in a change in business and in a change in control of the Corporation

This summary highlights selected information from this information statement related to the acquisition of Zeon and may not contain all of the information that is important to you. To understand the transaction fully, and for a more complete description of the terms of the acquisition, you should carefully read this entire information statement, including the Acquisition Agreement attached hereto as Exhibit 1. We have included page references in this summary to direct you to the appropriate place in this information statement and the exhibits for a more complete description of the topics presented.

CONTACT INFORMATION

Bluestar Health, Inc.                            Zeon Fuel, Inc.
19901 Southwest Freeway                          9801 Westheimer, Suite 302
Sugar Land, TX  77479                            Houston, TX 77042
Phone: (281) 207-5487                            Phone: (713) 917-6787
Attn: Richard M. Greenwood                       Attn: C. Kevin Moore


BUSINESS CONDUCTED  (page [___])
------------------

Bluestar Health, Inc. was formed as a Colorado corporation in 1977 to engage in the petroleum business. The Company has engaged in various businesses since its formation, and prior to its acquisition of Zeon was a shell corporation with no business operations, tangible assets or revenues. Its most recent prior business, the operation of physical therapy clinics was unsuccessful and the clinics have been shut down. After its unsuccessful physical therapy business, the Company attempted to enter the home building business in 2005 and 2006 through the acquisition of Gold Leaf Homes, Inc., a Houston, Texas based builder of custom homes. The acquisition could not be completed. The attempted acquisition was rescinded in November of 2006 and a final settlement of the attempted acquisition was completed in September, 2007.

Zeon Fuel, Inc. is a Texas corporation formed less than one year ago to pursue the blending and distribution of biodiesel fuel, petroleum fuels and other alternative fuels at retail outlets it will own, lease or hold fuel contracts to supply with fuel. Commencing in the first quarter of 2007 Zeon began pilot programs for blending and distributing a biodiesel fuel generally referred to as B-20, a blend of 80% petroleum based diesel fuel and 20% biodiesel. Biodiesel, as distinguished from petroleum based diesel, is created from biological sources, typically vegetable oils. Zeon purchases the petroleum and bio diesel components of its B20 product from several Houston area suppliers, blends them, and distributes B20 primarily to truck stops and other fuel stations selling diesel fuels in the greater Houston, Texas area. As beneficial opportunities are developed, Zeon will expand its area of distribution beyond the greater Houston area. Zeon intends to grow its alternative fuel business by integrating the acquisition of fuel sources and distribution through long term contracts and acquisitions. Zeon currently has a management team experienced in the operations of retail fuel outlets (truck stops, gas stations and convenience stores) as well as distribution and blending of product it will be selling.

TERMS OF THE TRANSACTION

(i) A brief description of the transaction. (page [___])

The Company has acquired all of the issued and outstanding common stock of Zeon from its current stockholders in exchange for 10,000 shares of the Company's Series A Preferred Stock ("Series A") and 10,000 shares of the Company's Series B Preferred Stock ("Series B"). The Series A shares and Series B shares are convertible into 44,000,000 shares and 46,413,776 shares respectively shares of the Company's common stock. The Series A shares may be converted into common stock immediately upon approval of the Company's Amended and Restated Articles of Incorporation and the Series B shares may be converted on the first anniversary of the closing of the Zeon transaction. When the transaction closed Zeon became a wholly owned subsidiary of the Corporation.

(ii) The consideration offered to security holders. (page [___])

Not Applicable

(iii) The reasons for engaging in the transaction. (page [___])

The reason for engaging in the Acquisition were to acquire an operating business which has revenues and cash flows and provides an opportunity to provide growth in value for the Company's shareholders.

(iv) The vote required for approval of the transaction. (page [___])

No vote is required to approve the Acquisition, although the affirmative vote of the holders of a majority of the Company's voting stock is required to approve the amendments to the Articles of Incorporation. The Articles of Incorporation must be amended in order to authorize a sufficient number of common shares to permit conversion of the Series A and Series B preferred stock issued to the selling Zeon shareholders into Bluestar common stock.

(v) An explanation of any material differences in the rights of security holders as a result of the transaction, if material. (page [___])

The differences in the rights of security holders as a result of the transaction are not material. The Series A and Series B shares have the same voting rights as the common stock into which they are convertible and no liquidation or other preferences.

(vi) A brief statement as to the accounting treatment of the transaction, if material. (page [___])

The acquisition will be accounted for as a purchase through a non-taxable exchange of shares in accordance with U.S. generally accepted accounting principles.

(vii) The federal income tax consequences of the transaction, if material. (page [___])

The stockholders of Zeon will not recognize gain or loss as a result of the Acquisition.



                            Pro Forma Financial Data

The following is a summary of unaudited pro-forma financial data for the six month period ended June 30, 2007 for the combination of the Company and Zeon. The pro-forma financial data is presented as if the acquisition of Zeon had occurred on January 1, 2007. The data is presented for informational purposes and is not necessarily indicative of either the future results of operations or the results of operations that would have occurred if the merger had been consummated on any date. You should read the following unaudited pro-forma financial data along with other financial information and disclosures contained elsewhere in this information statement.




                                     Bluestar Health, Inc.
                                (Combined with Zeon Fuel, Inc.)
                               Pro-forma Statement of Operations



                                                                              Zeon Fuel, Inc.
                                         Combined             Combined           Inception
                                        Six Months          Three Months      Oct. 31, 2006
                                           Ended               Ended                Thru
                                          June 30,           March 31,          December 31,
                                            2007                2007                2006
                                        (Unaudited)         (Unaudited)

Operating revenues                      $ 7,772,412         $   536,677         $      --

                                        -----------         -----------         -----------
Total revenues                            7,772,412             536,677                   0

Costs and expenses:
Cost of sales                             7,543,146             550,908
General and administrative expenses         773,632             434,305              10,000
Depreciation and amortization expense         5,220               2,610
                                        -----------         -----------         -----------
Total costs and expenses                  8,321,998             987,823              10,000
                                        -----------         -----------         -----------

Operating income (loss)                    (549,586)           (451,146)            (10,000)
Interest and debt expense                    26,993               9,257
                                        -----------         -----------         -----------
Net loss                                $  (576,579)        $  (460,403)        $   (10,000)
                                        ===========         ===========         ===========

                                               9




                                        Bluestar Health, Inc.
                                   (Combined with Zeon Fuel, Inc.)
                                       Pro-forma Balance Sheet



                                               Combined        Zeon Fuel, Inc.      Zeon Fuel, Inc.
                                               June 30,             June 30,          December 31,
                                                2007                 2007               2006
                                                ----                 ----               ----
                    Assets                   (Unaudited)         (Unaudited)
Current Assets:

Cash                                         $    50,573         $    50,508         $      400
Accounts receivable                               92,622              92,622
                                             -----------         -----------         -----------
Total current assets                             143,195             143,130                 400

Property, plant and equipment, at cost            52,150              52,150
Accumulated depreciation                          (5,220)             (5,220)
                                             -----------         ------------
  Property, plant & equipment, net                46,930              46,930

                                             -----------         -----------         -----------
Total Assets                                 $   190,125         $   190,060         $       400
                                             ===========         ===========         ===========


     Liabilities and Stockholders' Equity
Current liabilities:

Accounts payable                             $   204,694         $    50,500         $      --
Accrued expenses                                  36,714               3,333
Short term debt                                  409,326
                                             -----------         -----------         -----------
Total current liabilities                        650,734              53,833                   0

Long term debt                                   289,106             100,000
                                            -----------         ------------

Shareholders' Equity:
Common stock                                      53,001              39,000                 725
Additional paid in capital                     2,375,613              61,825               9,675
Accumulated deficit                           (3,178,329)            (64,598)            (10,000)
                                             -----------         -----------         -----------
Total Shareholders' Equity                      (749,715)             36,227                 400

                                             -----------         -----------         -----------
Total Liabilities and Shareholders' Equity   $   190,125         $   190,060         $       400
                                             ===========         ===========         ===========




This pro forma financial data should be read in conjunction with a review of Bluestar Health, Inc. Form 10KSB filed for the year ended September 30, 2006 and
Forms 10QSB filed for the periods ended December 31, 2006, March 31, 2007 and
June 30, 2007.




                                  RISK FACTORS

Our business, financial condition and results of operations could be adversely affected by any of the following risks, which could cause the trading price of our common stock to decline.

                                       10

Risks Relating to the Acquisition of Zeon

Terms of the Acquisition Agreement have resulted in a change of control of the Corporation.

The issuance of 20,000 shares of preferred stock, equivalent to 90,413,776 shares of common stock to the selling stockholders of Zeon in exchange for Zeon constitute a change of control of the Corporation. Further, Zeon, under the Acquisition Agreement, has designated three of five directors. The former shareholders of Zeon, should they choose to exercise their rights as holders of 80% of the voting stock of the Company could elect a slate of all five directors. Any change of control could negatively impact our stockholders.

We
may not realize the anticipated benefits from the acquisition which could cause our stock price to decline.

 We may not achieve the benefits we are seeking from the acquisition. Zeon may not be successful in its efforts to build a business based on blending and distributing biodiesel and other alternative fuels. As a result, our operations and financial results may be less rewarding than anticipated, which may cause the market price of our common stock to decline.


The acquisition of Zeon could decrease the value of your stock.

Zeon is a start up company with less than a year of operating history and management which has limited experience in the biodiesel industry. Zeon has incurred losses in its first year of operation and there is no guaranty of profitability in the future. While the company's projections suggest a profitable business opportunity, those results are dependent in large part upon financing facilities (to support inventory and accounts receivables) that have not yet been secured.. Given these facts, the acquisition of Zeon could result in significant losses for the Company which could decrease the value of our stock or cause the company to terminate its operations and existence.

Risks Relating to the Corporation after the Acquisition

We may not be successful in integrating the business operations of Zeon into our own business operations, stifling growth and hindering the realization of a profit.

The acquisition involves the integration of companies that have previously operated independently. A successful integration of Zeon's operations into our own will depend on our ability to adapt Zeon's management, systems and controls to the environment of a publicly reporting company with the added administrative, legal and reporting requirements. Difficulties could include the loss of key employees, the disruption of Zeon's ongoing businesses, and possible inconsistencies in standards, controls, procedures and policies.

Inexperience of Zeon management

With the exception of our Chairman and CEO, who will remain as CEO and President following the closing of the Zeon acquisition, the management of Zeon constitutes the management of the Company since the acquisition transaction closed. Zeon's management has no experience in managing a public reporting company and only limited experience in the biofuel industry. This lack of experience could result in failure to manage effectively and contribute to or cause failure to execute on the Company's plan to grow a profitable biofuel business.

Need for additional financing

Even after the Zeon acquisition, we have limited net revenue from operations and therefore may not able to meet the operating costs of the Company. As such, the Company will need to raise capital within the next several months in order to pay operating costs and service its existing debt. However, there can be no assurance that we will be able to raise the required capital or that any capital raised will be obtained on terms favorable to the Company. Failure to obtain adequate capital will significantly curtail Zeon's plan of operation.

We may be unable to manage the growth of our business which could negatively affect development, revenue, and fiscal independence.

We believe that if our post-acquisition growth plan is successful, our business has the potential to grow in size and complexity. If our new management is unable to manage growth effectively, our business development may be slowed, our operating results may not show a profit, and we may not become financially independent from outside funding sources. Any new sustained growth would be expected to place a significant strain on our management systems and operational resources. We anticipate that new sustained growth, if any, will require us to recruit, hire and retain new personnel. We cannot be certain that we will be successful in recruiting, hiring or retaining personnel. Our ability to compete effectively and to manage our future growth, if any, will depend on our ability to maintain and improve operational, financial, and management information systems on a timely basis and to expand, train, motivate and manage our work force. If we begin to grow, we cannot be certain that our personnel, systems, procedures, and controls will be adequate to support our operations.


Risks Related to Our New Business

Zeon's limited operating history; anticipated losses; uncertainly of future results.

Zeon's business was organized in the last quarter of 2006 and has limited operating history upon which an evaluation of its business and prospects can be based. Our prospects in operating this business must be evaluated with a view to the risks encountered by a company in an early stage of development, particularly in light of the uncertainties relating to the acceptance and success of our new business model.

We will be incurring costs to develop our fuel distribution and blending business. There can be no assurance that we will be profitable on a quarterly or annual basis. In addition, as we expand our business operations we will likely need to increase operating expenses and increase administrative resources. To the extent that such expenses are not subsequently followed by commensurate revenues, our business, results of operations and financial condition will be materially adversely affected.

Unpredictability of future revenues; potential fluctuations in quarterly results.

As a result of Zeon's lack of operating history and the competitive nature of the retail fuel business as well as the emerging nature of the biofuel market in which we competes, we are unable to forecast revenues accurately. Our current and future expense levels are based largely on Zeon's investment/operating plans and Zeon's estimates of future revenue.

We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall or delay. Accordingly, any significant shortfall or delay in revenue in relation to our planned expenditures would have an immediate adverse affect on our business, financial condition, and results of operations.

Dependence on key personnel.

Our performance and operating results are substantially dependent on the continued service and performance of our new officers and directors. We intend to hire additional personnel as we move forward with our new business model. Competition for such personnel is intense, and there can be no assurance that we can retain our key employees, or that we will be able to attract or retain highly qualified personnel in the future. The loss of the services of any of our new key employees or the inability to attract and retain the necessary personnel could have a material adverse effect upon our business, financial condition, operating results, and cash flows.

                           FORWARD LOOKING STATEMENTS

This information statement contains forward looking statements within the meaning of Section 27A of the Securities Act. A safe-harbor provision may not be applicable to the forward looking statements made in this information statement because of certain exclusions under Section 27A (b). Forward looking statements reflect our current expectations and beliefs regarding our future results of operations, performance, and achievements. These statements are subject to risks and uncertainties and are based upon assumptions and beliefs that may or may not materialize. These statements include, but are not limited to, statements concerning:

|X|  our anticipated financial performance and business plan;

|X|  the sufficiency of existing capital resources;

|X| our ability to raise additional capital to fund cash requirements for future operations;

|X|  uncertainties related to the Corporation's future business prospects;

|X| the ability of the Corporation to generate revenues to fund future operations;

|X|  the volatility of the stock market and;

|X|  general economic conditions.

We wish to caution readers that the Corporation's operating results are subject to various risks and uncertainties that could cause our actual results to differ materially from those discussed or anticipated including the factors set forth in the section entitled "Risk Factors" included in this information statement. We also wish to advise readers not to place any undue reliance on the forward looking statements contained in this information statement, which reflect our beliefs and expectations only as of the date of this information statement. We assume no obligation to update or revise these forward looking statements to reflect new events or circumstances or any changes in our beliefs or expectations, other than is required by law.

THE SPECIAL MEETING

Time and Place of the Meeting

     The Special Meeting of the Shareholders of the Company will be held on December 4, 2007 at 10:00 AM, Central Standard Time, at 9801 Westheimer, Suite 302, Houston, Texas.

Voting Procedures

     Pursuant to the Corporation's bylaws, the Corporation may make such reasonable regulations consistent with applicable law as it may deem advisable for the meeting, for the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, the preparation and use at the meeting of a certified list of the shareholders entitled to vote at the meeting and such other matters concerning the conduct of the meeting as it shall deem advisable.

     At the meeting, each shareholder shall be entitled to the number of votes as their shares are entitled and are owned by him, and any shareholder may vote in person or by duly executed written proxy. The presence in person or by proxy of shareholders holding a majority of the voting power shall constitute a quorum to conduct business at the meeting. With respect to the amendments to the articles of incorporation, the sole proposal scheduled to come before the Meeting, the affirmative vote of the holders of more than half of the outstanding voting power is required for approval, provided a quorum is present. Proxies are not being solicited by the Corporation nor to the knowledge of the Corporation by any other party in connection with the meeting.


FURTHER INFORMATION REGARDING THE APPROVAL OF THE AGREEMENT

           APPROVAL OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF
                                 REORGANIZATION


     The Corporation's board of directors executed a written consent on February 26, 2006, authorizing and recommending that the stockholders approve the agreement between the Corporation and Zeon whereby the Corporation would acquire 100% of the outstanding ownership of Zeon. Bluestar and Zeon subsequently determined that it was in their mutual best interests and those of all stockholders to modify the means of accomplishing the acquisition and on [October 19, 2007] the board of directors of Bluestar executed a written consent to adopt the Amended and Restated Agreement and Plan of Reorganization dated as of [October22, 2007] which provided for Bluestar's acquisition of all of the outstanding common stock of Zeon by means of a reverse-triangular merger reorganization (the "Agreement"). This agreement was subsequently approved by the board of directors of Zeon and all of the shareholders of Zeon on [October 30, 2007.] The transaction was consummated on [October 31, 2007]. and Zeon became a wholly owned subsidiary of the Company at that time.

TERMS OF THE TRANSACTION

The Agreement

On October 22, 2007, we entered into the Amended and Restated Agreement and Plan of Reorganization with Zeon. This Agreement provides for our acquisition of all the outstanding commons stock of Zeon in exchange for 10,000 shares of Series A convertible preferred stock and 10,000 Series B shares of convertible preferred stock of Bluestar and Zeon became a wholly owned subsidiary of Bluestar. In addition, upon the closing, the Agreement provides for our board of directors to increase from a sole director to five directors, three of which were designated by Zeon, and the designation of additional officers.

Closing of the Transaction

The acquisition of Zeon closed and Zeon became a wholly owned subsidiary of Bluestar on October 31, 2007 when the shareholders of Zeon exchanged all of the issued and outstanding shares of Zeon stock for 10,000 shares of Series A convertible preferred stock and 10,000 Series B shares of convertible preferred stock of Bluestar. The board of directors of Bluestar was increased to five directors and four additional directors were appointed: Naved Jafry, C. Kevin Moore, Ronald M. Hall; and Wallace J. Rutland. The officers appointed at the time of the closing and their offices are: Naved Jafry (Chairman) Richard Greenwood (President and CEO), C. Kevin Moore (Executive Vice President, CFO, Secretary and Treasurer), and Amir Pirzada (Director -Operations).

Conditions Subsequent to the Transaction

Following the closing of the Agreement we are obligated to take the following actions:

|X| Obtain the approval of our shareholders to Amended and Restated Articles of Incorporation to make the following changes:

     o    Change the name of the Corporation to "Zeon Global Energy, Inc."

     o Increase the authorized capital of the corporation by increasing authorized common shares from 40,000,000 to 200,000,000 and preferred shares from 10,000,000 to 20,000,000.

     o    Modify the purpose statement to adopt a more general purpose clause.

     o Authorize shareholder action without a meeting by a majority written consent.

Representations and Warranties within the Transaction

The Corporation and Zeon represent and warrant a number of conditions within the Agreement, including the following:

     o    both parties have the requisite authority to execute the Agreement;

     o    no party has any legal conflicts; and

     o the financial statements and other information provided is free of material inaccuracies.

Interests of Our Executive Officer and Directors in the Transaction

Our executive officer and directors may have interests in the acquisition that may be different from, or similar to, yours, including the following:

     o Richard M. Greenwood, CEO, president and a director of the Corporation, owns 2,999,427 shares; 1,000,000 , shares representing a success fee based upon closing the Zeon transaction; and upon closing through conversion of Zeon shares, Mr. Greenwood will receive Series A and Series B convertible preferred stock of the Company which will convert into 1,159,151 shares of the Company's common stock.

     o Alfred L. Oglesby, a former officer and director of the Corporation and the controlling shareholder until the Zeon transaction closed, owns 12,815,017 shares of the Corporation; and

     o ALO Investments, LLC, of which Mr. Oglesby and Mr. Greenwood are the owners, owned 2,450,000 shares of Zeon prior to the transaction, and it has been converted into Series A and Series B convertible preferred stock of the Company which will convert into 5,679,840 shares of the Company's common stock.

     o Naved Jafry, chairman and director of the Company was a shareholder of Zeon and owns Series A and Series B shares equivalent to 27,819,623 shares of common stock.

     o C. Kevin Moore, director, EVP, CFO, Treasurer and Secretary of the Company was a shareholder of Zeon and owns Series A and Series B shares equivalent to 23,762,595 shares of common stock.

     o Ronald M. Hall, director of the Company was a shareholder of Zeon and owns Series A and Series B shares equivalent to 2,086,472 shares of common stock.

     o Amir Pirzada, Director - of Operations was a shareholder of Zeon and owns Series A and Series B shares equivalent to 11,591,510 shares of common stock.

     The Corporation anticipates that the next annual meeting of the stockholders will be held in the first half of next year, at which meeting stockholders will be afforded the opportunity to elect a new slate of directors.

The Consideration Offered to Stockholders

     There is no consideration being offered to stockholders.

The Reasons for Engaging in the Transaction

     The Company had attempted multiple acquisitions of operating businesses over the past several years and failed in its efforts to acquire or build a profitable operating business. The lack of an operating business caused a substantial doubt regarding the Company's ability to remain a going concern. The purchase of Zeon represented an opportunity to acquire an operating business with sales revenues and what are believed to be substantial prospects for growth in the alternative fuels market. This creates a potential for building value for existing shareholders.

The Vote Required For Approval of the Transaction

Approval of the Agreement by shareholders is not required. The approval of the amendments to the articles of incorporation by the affirmative vote of the holders of a majority of the issued and outstanding shares of voting stock is required. The record date for purposes of determining the stockholders entitled to vote was November 7, 2007. As of the record date, we had 22,603,444shares of common stock issued and outstanding and 10,000 shares of Series A and Series B convertible preferred stock issued and outstanding that was entitled to vote on the amendment to our articles of incorporation, with each share of common stock entitled to one vote, each share of Series A having four thousand four hundred votes and each share of Series B having four thousand, six hundred and forty-one and thirty-eight hundredths vote. Under the terms of a Voting Agreement, six shareholders of common stock, Series A preferred and Series B preferred shares representing approximately 88,113,364 votes, or 78%of the issued and outstanding voting stock, have agreed to vote to approve the amendment to our articles of incorporation.

Material Differences in the Rights of Security Holders as a Result Of the Transaction

There will be no material differences in the rights of security holders as a result of the acquisition.

No Dissenters Rights

There are no dissenter's rights of existing shareholders of the Corporation provided by Colorado law for the Acquisition of Zeon or the amendment of the articles of incorporation of the Corporation.

Accounting Treatment of the Transaction

The acquisition of Zeon has been accounted for as a purchase in accordance with U.S. generally accepted accounting principles.

The Federal Income Tax Consequences of the Transaction

Our stockholders will not recognize gain or loss as a result of the Agreement because each will hold the same number of shares of our common stock after the exchange as they held before the exchange. The acquisition will not affect the adjusted bases and holding periods of the shares of our common stock held by the Corporation's stockholders.

In addition, neither the Corporation nor Zeon will recognize any gain or loss as a result of the acquisition as the valuation of Zeon's shares will be deemed equivalent to the valuation of the Corporation's shares. Therefore, the Corporation's acquisition of Zeon will be deemed by the parties to be tax free.

REGULATORY APPROVALS

No material federal or state regulatory requirements must be complied with or approvals obtained in connection with this transaction.

REPORTS, OPINIONS, APPRAISALS

We have not obtained any reports, opinions, or appraisals in connection with our acquisition of Zeon.

                              BLUESTAR HEALTH, INC.

DESCRIPTION OF BUSINESS

Corporate History
-----------------

Bluestar Health, Inc. was formed as a Colorado corporation in 1977 as Taurus Petroleum, Inc. to engage in the petroleum business. The Company changed its name in December 1997 to Taurus Entertainment Companies, Inc., and changed its name again in August 2004 to Bluestar Health, Inc. The Company has engaged or attempted to engage in various businesses since its formation. Its initial business was petroleum, then entertainment and subsequently the operation of physical therapy centers.

The Company's most recent business was the operation of physical therapy clinics. The clinics were financially unsuccessful and in 2005 the Company's only two physical therapy clinics in Mississippi were closed and the business discontinued. All assets and liabilities associated with the physical therapy business have been disposed of.

After its unsuccessful physical therapy business, the Company attempted to enter the home building business in 2005 and 2006 through the acquisition of Gold Leaf Homes, Inc., a Houston, Texas based builder of custom homes. The acquisition could not be completed and no home building business was ever conducted through the Company although Gold Leaf Homes continued to operate separate from the Company during the attempted acquisition. The attempted acquisition was rescinded in November of 2006 and a final settlement of issues related to the aborted acquisition was completed in September, 2007.

Prior to the acquisition of Zeon, the Company was a shell corporation with no business operations, tangible assets or revenues. It did have substantial debts and ongoing expenses with no means of payment other than increased borrowing or the acquisition of an operating business.

Employees
---------

The Company had no employees prior to the Zeon transaction, and since closing the Zeon acquisition has seven employees.

DESCRIPTION OF PROPERTY

Prior to acquiring Zeon, the Company owned no real estate, but had an agreement with its majority shareholder, Alfred Oglesby, under which Mr. Oglesby provided office space and administrative services to the Company for a fee of $11,000 per month payable in common stock. Since acquiring Zeon we moved our executive office into the offices of Zeon which are comprised of 1,500 square feet of leased office space located at 9801 Westheimer, Suite 302, Houston, TX 77042, for which the monthly lease cost is approximately $3,200.

LEGAL PROCEEDINGS

On November 11, 2006 BlueStar Health, Inc. was added as a co-defendant in a lawsuit originally filed April 24, 2004 which included as original defendants Gold Leaf Homes and Thomas Redmon. The suit is Cause No. 2004-19989; Home Loan Corporation vs. Alvin Mark Eiland, et al, filed in the 333rd Judicial District Court of Harris County, Texas. The activities on which the lender's claims were based all occurred prior to the Company's attempted acquisition by Bluestar. The Company was released from the litigation in September 2007.

In the ordinary course of business, we are from time to time involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the over the counter market Pink Sheets under the symbol "BLSH" and has traded under that symbol since August 20, 2004. Prior to August 20, 2004, our common stock was traded under the symbol "TAUR." The Pink Sheets is a quotation medium where NASD member broker/dealers can publish their quotations through an electronic quotation service. Our common stock is only traded on a limited or sporadic basis and should not be deemed to constitute an established public trading market. There is no assurance that there will be liquidity in the common stock.

The Corporation's common stock is neither listed on NASDAQ or any stock exchange, nor quoted on the OTCBB; bids and offers are not centrally collected. The company's common stock trades under the symbol BLSH.

The table below sets forth the approximate high and low sales prices for the Corporation's common stock for each quarter from the beginning of 2005 until September 30, 2007. The quotations below reflect published prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

       ---------------------------------------------------------------
       Year        Quarter Ended               High          Low
       ---------------------------------------------------------------
       2007        September 30               $0.09         $0.21
       ---------------------------------------------------------------
                   June 30                    $0.08         $0.20
       ---------------------------------------------------------------
                   March 31                   $0.03         $0.18
       ---------------------------------------------------------------
       2006        December 31                $0.03         $0.10
       ---------------------------------------------------------------
                   September 30               $0.15         $0.10
       ---------------------------------------------------------------
                   June 30                    $0.25         $0.05
       ---------------------------------------------------------------
                   March 31                   $0.42         $0.10
       ---------------------------------------------------------------
       2005        December 31                $0.12         $0.24
       ---------------------------------------------------------------
                   September 30               $0.09         $0.15
       ---------------------------------------------------------------

Record Holders
--------------

     As of October 22, 2007 there were 22,603,444 shares of our common stock, 10,000 shares of Series A preferred and 10,000 shares of Series B preferred issued and outstanding held by approximately 1,400 holders of record.

Dividends
---------

The Corporation has not declared any cash dividends and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on the Corporation's earnings, if any, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Corporation's ability to pay dividends on our common stock other than those generally imposed by applicable state law.


MANAGEMENT'S PLAN OF OPERATION

The following discussion should be read in conjunction with our consolidated financial statements and notes thereto included in this report. All information presented herein is based on our quarter ended June 30, 2007 and our fiscal year ended September 30, 2006.

Plan of Operation
-----------------

During the quarter ended September 30, 2007, the Corporation was engaged in preparations for completing the acquisition of Zeon in exchange for newly issued shares equal to approximately 80% of the Company's outstanding capital stock after the closing of the transaction.

Our plan of operation for Zeon will require an as yet undetermined amount of funding over the next 12 months to expand and support its fuel distribution and biodiesel blending activities. We do not have any commitments for the necessary funds.

Results of Operations
---------------------

Net Losses

For the nine month period from October 1, 2006 until June 30, 2007, the Corporation incurred a net loss of $611,207. Net losses for the three month period ended June 30, 2007 were $121,102 as compared to $44,000 for the three months ended June 30, 2006. Net losses during FY 2006 were $480,302. The Corporation's net losses are primarily attributable to general and administrative expenses General and administrative expenses include financing costs, accounting costs, consulting fees, leases, employment costs, professional fees and costs associated with the preparation of disclosure documentation. We did not generate any revenues during this period.

The Corporation expects to continue to incur losses through the year ended 2007

Income Tax Expense (Benefit)

While the Corporation has incurred net operating losses for several years, it has placed no value on any prospective income tax benefit resulting from a net operating loss carry forward and start up costs due to the uncertainty of predicting future profitability and the ability to utilize such tax losses against future taxable income.

Impact of Inflation

The Company's current operation is not impacted by inflation other than the indirect impact it may have on the interest rate the Company pays for borrowed funds. Capital Expenditures The Corporation expended no significant amounts on capital expenditures for the period from inception to June 30, 2007.

Liquidity and Capital Resources
-------------------------------

The Company has not operated profitably for several years, and does not anticipate doing so in the near future. We are seeking to raise capital through a variety of sources to fund operations until such time as we might operate on a positive cash flow basis. To date, we have relied primarily on funds advanced by our previous majority stockholder or borrowed from others and guaranteed by our previous majority stockholder, Alfred Oglesby. The completion of the merger with Zeon Fuel, Inc., will have an unknown impact on our future financial condition.

Our cash, total current assets, total assets, total current liabilities, and total liabilities as of June 30, 2007 and September, 30, 2006 are as follows:

                                                       September
                                     June 30, 2007     30, 2006        Change
                                     -------------     --------        ------

     Cash                             $       65      $       65     $        0
     Total current assets                     65              65              0
     Total assets                             65              65              0
     Total current liabilities           596,881         415,760        181,141
     Total liabilities                $  786,007      $  415,760     $  370,247

Cash Requirements
-----------------

The Company's cash requirements consist primarily of general and administrative expenses maintaining our status as a public company, certain debt payments that come due or are in default and anticipated transaction expenses related to acquiring or building an operating business.

Sources and Uses of Cash
------------------------

Operations

The Company had no revenue or ongoing operations as of June 30, 2007. The completion of the merger with Zeon will have an unknown impact on our future financial condition.

Financing

During the Quarter ending June 30, 2007, no funding was received. All services provided were either accrued or will be paid in shares of Company common stock based on individual agreements.

Debt Instruments, Guarantees, and Related Covenants
---------------------------------------------------

We have two primary debt obligations. The first obligation is a $100,000 principal amount note which is in default. Our previous principal shareholder, Mr. Alfred Oglesby, has personally guaranteed the note and pledged 600,000 shares of his Bluestar common stock as collateral. The second obligation consists of two promissory notes due to Mr. Oglesby, a demand note under which $260,000 remains due and a note amortized over five years in the principal amount of $238,432, Mr. Oglesby has the option to request payment in common stock at a discounted conversion rate to the market price per share, and in certain instances the Company has the right to make payments in either stock or cash.

Critical Accounting Policies
The discussion and analysis of the Company's financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.

Revenue Recognition

Prior to the Zeon acquisition, the Company had no sources of revenue. However, in the past our revenue recognition policy was objective in that we recognized revenue when services were performed. Accordingly, there were no estimates or assumptions that caused deviation from our revenue recognition policy.

Accounting for Stock-Based Compensation

Effective October 1, 2006, the Company adopted FASB Statement 123R, "Share-Based Payments" ("Statement 123R") using the modified prospective method. Statement 123R requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award -- the requisite service period (usually the vesting period).

Statement 123R applies to all awards granted after the required effective date and to awards modified, repurchased or cancelled after that date. Additionally, compensation cost for the portion of the awards for which the requisite service has not been rendered that are outstanding as of the required effective date shall be recognized as the requisite service is rendered on or after the effective date. No option activity occurred during the quarter.

Recent Accounting Pronouncements

EITF Issue No. 06-3
In June 2006, the FASB ratified its consensus on EITF Issue No. 06-3, "How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)" (EITF No. 06-3). The scope of EITF No. 06-3 includes any tax assessed by a governmental authority that is imposed concurrent with or subsequent to a revenue-producing transaction between a seller and a customer. For taxes within the scope of this issue that are significant in amount, the consensus requires the following disclosures: (i) the accounting policy elected for these taxes and
(ii) the amount of the taxes reflected gross in the income statement on an interim and annual basis for all periods presented. The disclosure of those taxes can be provided on an aggregate basis. We adopted the consensus on January 1, 2007. We present excise taxes on sales by our U.S. retail system on a gross basis with supplemental information regarding the amount of such taxes included in revenues.

FASB Statement No. 157
In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements." Statement No. 157 defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measures. Statement No. 157 is effective for fiscal years beginning after November 15, 2007, with early adoption encouraged. The provisions of Statement No. 157 are to be applied on a prospective basis, with the exception of certain financial instruments for which retrospective application is required. The adoption of Statement No. 157 is not expected to materially affect our financial position or results of operations.

FASB Statement No. 159
In February 2007, the FASB issued Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." Statement No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Statement No. 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted provided the entity also elects to apply the provisions of Statement No. 157. We do not expect the adoption of Statement No. 159 to have any impact on our financial position or results of operations.

Going Concern
-------------
Due to the uncertainty of our ability to meet our current operating expenses, in their report on the annual financial statements for the year ended September 30, 2006, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The Corporation's ability to continue as a going concern is subject to our ability to acquire an operating business, realize a profit and /or obtain funding from outside sources. Management's plan to address our ability to continue as a going concern, include: (a) obtaining interim funding from private sources; (b) acquiring Zeon as a going concern; (c) obtaining additional funding from the sale of the Corporation's securities; and (d) obtaining loans or account receivable financing from various financial institutions where possible. Although management believes that we will be able to obtain the necessary funding to allow us to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.

                                ZEON FUELS, INC.

DESCRIPTION OF BUSINESS

Corporate History and Organization
----------------------------------

Zeon Fuel, Inc. was incorporated on October 12, 2006 in the State of Texas to pursue development of a business in the blending and sale of biodiesel and other petroleum and alternative fuels.

Business
--------

Zeon's primary business is the
distribution of gasoline and diesel fuel. Our product offering includes petroleum based gasoline and diesel as well as bio-fuels such as ethanol blends and biodiesel blends. Our objective is to introduce and encourage use of environmentally friendly bio-fuels, primarily biodiesel, while ensuring our customer's preferences are addressed. We plan on controlling the retail distribution points of fuels by the acquisition/lease and operation of retail gasoline/diesel outlets (primarily "truck stops") as well as entering into "fuel contracts" which will give Zeon control over the fuel pumps (and pricing) at the location where the contract is in place. Our primary source of revenue is the sale of petroleum and bio-fuels both unblended and blended with petroleum-based fuel. The fuel products delivered to the customer are purchased from various terminals and refineries based upon cost and location of our customer. All products meet or exceed the ASTM specification for that product.

Our primary emphasis is the promotion and sale of biodiesel. With respect to biodiesel, we procure only biodiesel that meets or exceeds the ASTM D6751 specification, and seek to sell fuel primarily at the retail pump and to a lesser extent to wholesalers. We acquire pure biodiesel (known as B100) and blend such fuel to produce, for example: B20 (which is a blend of 20 percent biodiesel, and 80 percent petrodiesel). The selling prices we realize for our biodiesel are closely linked to market prices of petrodiesel, the supply and demand for biodiesel, as well as the tax incentives offered by federal and state governments for the blending of alternative fuels. The amount of revenue that we recognize from the sale of a gallon of biodiesel depends on whether it is sold as a blended product with petrodiesel whereby we collect the equivalent of a $1.00 per gallon federal excise tax credit on that portion of the blend sold in addition to the sale price of the fuel (e.g. B20 is 20% biodiesel therefore the tax credit on the gallon of B20 equals $0.20 - $1.00 X 20%). We are a registered blender with the Internal Revenue Service.

Critical for success in the high volume narrow margin business Zeon participates in is (1) sales volume, (2) efficient distribution logistics, (3) managing working capital to finance inventory and receivables, (4) securing lower cost feedstock to support increasing demand. Zeon is organized into two primary operating units and two support units.

The first operating unit focuses on securing the retail location and either purchasing it, leasing it, or securing a "fuel contract." Once secured, this unit is responsible for maintaining the level of product flow and in those cases where it applies they operate the associated convenience store. All purchased locations will be held in a separate entity and leased back to the operating unit.

The second unit focuses on procuring the fuel needed by Zeon managed locations. This involves awareness of price, supply and transportation costs to optimize best cost delivery to each endpoint. Once supply is identified this unit places orders and arranges transportation then monitors delivery until it arrives at the designated location.

Supporting the two business units requires the funding to secure retail sales locations and working capital to carry the rolling inventory and accounts receivable. Zeon's finance and treasury department is responsible for optimizing cash management and identifying alternative funding sources and maintaining strategic alliances with specialists in this area.

Zeon's long term goal is to promote bio-fuels as an alternative to petroleum based fuels and locate more efficient and cost effective feedstock that goes into producing bio-fuels like ethanol and biodiesel. This unit is focused on moving Zeon toward a lower cost feedstock supply to assure availability and improve profitability of our renewable fuel product sales.

Governmental and Environmental Regulation
-----------------------------------------

The distribution of petroleum fuels and bio-fuels are regulated by federal and state authorities. Regulations extend to the transportation, storage, and dispensing of fuels. Petroleum fuels sales involve exposure to potential environmental hazards such as: (1) spillage while loading and off-loading as well as while in transit; (2) vapor and/or liquid seepage while storing or pumping the petroleum fuel. Truck tank trailers and storage tanks (in ground or above ground) must meet and be maintained according to specific state and federal standards. The transport and sales of transportation fuels also requires the collection and payment of federal and state imposed excise taxes. Zeon has received all the required certifications, licenses and bonds to engage in the business of transporting, storing and selling transportation fuel, collecting excise taxes and receiving tax credits for which it is eligible.

Competition
-----------

There are numerous competitors in Zeon's market area engaged in the transportation and sale of transportation fuels as well as associated convenience stores. A differentiating factor for Zeon is that there are considerably fewer blenders, transporters and sellers of biodiesel in Zeon's market area. There are only 56 registered biodiesel service stations in Texas.

Markets
-------

Biodiesel is a substitute or additive fuel to petrodiesel. As a result, its market is closely tied to that of petrodiesel. Energy Information Administration statistics show that total annual diesel consumption in the United States is approximately 60 billion gallons. According to the United States Department of Agriculture, biodiesel constituted 75 million gallons (or approximately 0.2%) of this amount in 2005. Usage has increased significantly over the past several years (only 2 million gallons of biodiesel were produced in the United States in 2000), and biodiesel industry experts expect demand and production to continue growing rapidly. The National Biodiesel Board has estimated that 225 million gallons of biodiesel were produced nationwide in 2006.

Projections for biodiesel growth in the US may have been based in part by the success of the industry in Europe, where biodiesel has been used since the early 1990's and has already entered mainstream usage. The Methanol Institute estimates that nearly 750 million gallons of biodiesel were produced in the European Union in 2005, representing approximately 5% of total diesel usage.


Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and
------------------------------------------------------------------------------
Labor Contracts
---------------

Zeon currently has no patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts. Research and Development Zeon has not conducted any research or product development activities and does not anticipate directly undertaking any in the foreseeable future. Zeon does have alliances with parties that are actively engaged in renewable fuel alternatives primarily in more efficient production of feedstock and reducing costs.

Employees
---------
The Company had no employees prior to its acquisition by Bluestar. Following the acquisition, Zeon anticipates hiring five to seven employees

DESCRIPTION OF PROPERTY

Zeon does not own any real property and leases approximately 1500 square feet of office space used for administrative purposes at a rate of approximately $3,200 per month.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     There is no trading market for the securities of Zeon. Zeon was privately held before being acquired by Bluestar. Zeon has not paid any dividends since its inception.


             DISCUSSION OF CHANGES TO THE ARTICLES OF INCORPORATION


General

     On February 26, 2007, and October 25, 2007 the Board of Directors of the Company approved and declared it advisable and in the Company's best interest and directed that there be submitted to the holders of a majority of the Company's outstanding voting stock for approval, the amendment to Article 5 of the Company's Articles of Incorporation to effectuate an increase in the authorized common stock from 40,000,000 shares with a par value of $0.001 to 200,000,000 shares with a par value of $0.001 and increase in the authorized preferred stock from 10,000,000 shares with a par value of $0.01 to 20,000,000 shares with a par value of $0.01 (the "Amendment").

The Amendment

Increase in the Authorized Common Stock
---------------------------------------

     The Board of Directors of the Company believes that it is advisable and in the Company's best interest to increase the authorized common stock in order to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the Company's future needs and to have sufficient authorized common stock to issue approximately 90,400,000 shares of the Company's common stock to Zeon Fuel, Inc. shareholders upon conversion of preferred shares issued to former Zeon shareholders pursuant to the Agreement. Under the Agreement, the Company will be obligated to issue approximately 44,000,000 shares of the Company's common stock at conversion of 10,000 shares of Series A preferred stock and approximately 46,413,776 shares of the Company's common stock at conversion 10,000 shares of Series B preferred stock. The Company would not have enough authorized shares of common stock to accommodate the conversion with out the increase in authorized shares. The availability of additional authorized but unissued shares will be achieved by effectuating an increase in the number of authorized shares of common stock from 40,000,000 to 200,000,000 shares. This step is necessary, in the judgment of the Board of Directors, in order to (i) complete the Zeon Fuel merger, (ii) raise additional capital and (iii) carry out the Company's business objectives.

     The Amendment, a copy of which is attached to this Information Statement as
Exhibit 2, will be filed with the Colorado Secretary of State and the effective date of the Amendment is anticipated to be on or about [10 days after special meeting], 2007.

     The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. This amendment will not alter the percentage ownership of that common stock by our current stockholders and the relative rights and limitations of the shares of common stock will remain unchanged under this proposal. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, any issuance of additional shares of common stock by the Company will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock and could have a dilutive effect on the earnings per share and book value per share of the Company.

     There are various reasons for increasing the authorized common stock of the Company. These reasons include, among others, consummating the conversion of Zeon Fuel shareholder preferred shares, raising additional capital and carrying out the Company's future business objectives. The increase in the number of authorized but unissued shares of common stock resulting from the amendment to the Company's Articles of Incorporation will enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes, as well as to have sufficient common shares available for issuance upon the conversion of the outstanding promissory notes of the Company.

     The increase in the Company's authorized common stock from 40,000,000 shares to 200,000,000 shares has important potential dilutive and anti-takeover ramifications because the Company will have an additional 160,000,000 shares of common stock available for issuance; approximately 85,000,000 after taking into consideration the common shares required to meet fulfill the requirements of the Zeon Fuel transaction. As such, there can be no assurance that Bluestar Shareholders will not experience, immediately, or at any time, dilution in the value of their shares of common stock as a result of additional issuances of common stock. In addition, greatly increasing the amount of the Company's authorized common stock can be used as a takeover defense against hostile takeovers. For example, if an unfriendly acquirer begins acquiring shares of the Company's common stock, the Company may issue a large percentage of the Company's authorized but unissued common stock to other investors/shareholders, thus diluting the potential acquirer's stake in the Company, and making a hostile takeover considerably more expensive.

Increase In Authorized Preferred Stock

     The terms of the additional shares of preferred stock will be identical to those of the currently authorized shares of preferred stock. As of the Record Date, 20,000 shares of preferred stock had been issued and were outstanding. The increase in the number of authorized but unissued shares of preferred stock resulting from the amendment to the Company's Articles of Incorporation will enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, present and future employee benefit programs and other corporate purposes.

     Subject to the provisions of the Company's Amendment to the Articles of Incorporation and the limitations prescribed by law, the board of directors will be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series of preferred stock and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the Company's common stockholders. The board of directors will be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders.

     It is not possible to state the effects of the proposed amendment upon the rights of holders of common stock until the board of directors determines the respective rights of the holders of one or more additional series of preferred stock. However, the issuance of shares of preferred stock pursuant to the board of directors' authority described above may adversely affect the rights of the holders of common stock. Specifically, the effects of such issuances of preferred stock could include (i) reduction of the amount of cash otherwise available for payment of dividends on common stock, if any, (ii) restrictions on dividends on common stock, (iii) dilution of the voting power of common stock, and (iv) restrictions on the rights of holders of common stock to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of preferred stock. For example, preferred stock issued by the Company may rank prior to the common stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights, and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights of the common stock, and may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock.

     The amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its common stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose.

     Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

     While the amendment may have anti-takeover ramifications, the board of directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the board of directors enabling the board of directors to consider the proposed transaction in a manner that best serves the stockholders' interests.

Name Change to Zeon Global Energy, Inc.
---------------------------------------

     On October 25, 2007, the Board of Directors of the Company approved, declared it advisable and in the Company's best interest, and directed that there be submitted to the holders of a majority of the Company's voting stock for approval, the proposed amendment to Article 1 of the Company's Articles of Incorporation to change the name of the Company to Zeon Global Energy, Inc.

     The Board of Directors believes that it is advisable and in the Company's best interests to change the name in order to more accurately reflect changes in the Company's business focus.

Authorizing Adoption of a Revised Purpose Clause
------------------------------------------------

     The Board of Directors believes it is advisable to adopt a general purpose clause and eliminate the references to lines of business which the Company no longer conducts. This change is consistent with current legal drafting customs of having a purpose clause which is very broad and general in scope and permitting the board of directors to determine which businesses are appropriate for the Company to pursue.

Authorizing Shareholder Action Without a Meeting by Majority Written Consent
----------------------------------------------------------------------------

     On October 25, 2007, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests to provide for shareholder action without a meeting by written consent of a majority to furnish shareholders with a more efficient and timely process by which to take shareholder action. Colorado Law provides that unless the articles of incorporation require such action to be taken at a shareholders' meeting, any action required or permitted by articles 101 to 117 of the Colorado Law to be taken at a shareholders' meeting may be taken without a meeting if it is expressly authorized in the articles of incorporation that the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing.

Information Required by Item 13(a) of Schedule 14A
--------------------------------------------------

This information is located in the Form 10-KSB for the fiscal year ended September 30, 2006, filed on September 13, 2007 attached hereto as Exhibit 3 and made a part hereof.

                                OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of October 31, 2007, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.



------------------------------------------------------------------------------------------------------------------
                                                                  Common and Preferred Stock
------------------------------------------------------------------------------------------------------------------
Title of Class         Name and Address                      Amount and Nature
                         of Beneficial                        of Beneficial           Percent of        Percent of
                           Owner (1)                            Ownership               Class             Class
------------------------------------------------------------------------------------------------------------------
Common Stock          Richard M. Greenwood (2)                  2,999,427(3)             15.3%
------------------------------------------------------------------------------------------------------------------
Common Stock          Alfred L. Oglesby                        12,565,017                55.6%              0%
------------------------------------------------------------------------------------------------------------------
                      All Officers and Directors
Common Stock          as a Group (1)                            2,999,427                15.3%              0
------------------------------------------------------------------------------------------------------------------
Common Stock          All other Holders (4)                     6,589,000                29.1%              0 %
------------------------------------------------------------------------------------------------------------------


     (1)  Unless otherwise indicated, the address of each director is c/o
          Bluestar Health, Inc., 19881 Southwest Freeway, Sugar Land, Texas
          77479.

     (2)  Indicates a Director of the Company.

     (3) Does not include the 1,000,000 shares Greenwood will receive upon success of closing Zeon Merger

     (4) After the increase in our authorized common stock, Zeon Fuel shareholders will present Series A preferred shares in exchange for common stock pursuant to the Agreement. Following the issuance, each such holder listed above will be the beneficial owner of common shares as indicated in the table below. The remaining preferred shares are Series B preferred shares.

     The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.

                                    EXHIBITS

Exhibit             Exhibit Name
-------             ------------
1                   Amended and Restated Agreement and Plan of Reorganization by
                    and among Bluestar Health, Inc., Zeon Fuel Inc., and Zeon
                    Global Energy, Inc. dated as of October 30, 2007

2 Articles of Amendment to the Articles of Incorporation of Bluestar Health, Inc.

3                   Form 10-KSB for the fiscal year ended September 30, 2006
                    (Previously filed on April 25, 2007).



                                            By order of the Board of Directors

                                            _____________________________
                                            Richard M. Greenwood, Chairman

[November ___], 2007
Sugar Land, Texas

                                       31